Exhibit 99.1
Kerr-McGee to Present at Energy & Power Conference and Annual Investor Conference

Oklahoma City, Nov. 12, 2004 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) senior vice president responsible for oil and gas exploration and production will speak at the Banc of America Securities Energy & Power Conference in Las Vegas on Nov. 17, at 1:00 p.m. EST. Hager also will speak at the Friedman, Billings, Ramsey 11th Annual Investor Conference in New York City on Nov. 30, at 2:50 p.m. EST. You can listen to each presentation by logging on to Kerr-McGee’s website at www.kerr-mcgee.com. Following each speech, the slides will be archived on the website for 30 days.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion.

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Media Contacts:	Debbie Schramm Direct: 405-270-2877 Pager: 888-734-8294 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com
Investor Contact:	Rick Buterbaugh Direct: 405-270-3561